EXHIBIT 25
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b) (2)

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

(State of incorporation if not a national bank)	95-4655078 (I.R.S. employer
identification No.)

1999 Avenue of the Stars
26th Floor
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)
Christopher C. Holly
Vice President and Assistant General Counsel
J. P. Morgan Trust Company, National Association
C/o 227 West Monroe Street, Floor 26
Chicago, IL 60606
Tel: (312) 267-5063
(Name, address and telephone number of agent for service)

UNITED AUTO GROUP, INC.
(Exact name of obligor as specified in its charter)

Delaware	22-3086739
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)

2555 Telegraph Road
Bloomfield Hills, Michigan	48302
(Address of principal executive offices)	(Zip Code)
Debt Securities
(Title of the indenture securities)

Item 1.		General Information.

Furnish the following information as to the trustee:

	(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C. Board of Governors of the Federal Reserve System, Washington, D.C.

	(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.		Affiliations with Obligor.

If the Obligor is an affiliate of the trustee, describe each such affiliation.

None.

No responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16.		List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1.	Articles of Association of the Trustee as Now in Effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.	Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.	Authorization of the Trustee to Exercise Corporate Trust Powers (contained in Exhibit 2).

Exhibit 4.	Existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.	Not Applicable

Exhibit 6.	The consent of the Trustee required by Section 321 (b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not Applicable

Exhibit 9.	Not Applicable

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, J. P. Morgan Trust Company, National Association has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 24th day of April, 2006.

J. P. Morgan Trust Company, National Association
By	/s/ George N. Reaves
George N. Reaves
Vice President

EXHIBIT 6
THE CONSENT OF THE TRUSTEE REQUIRED
BY SECTION 321(b) OF THE ACT
April 24, 2006
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
In connection with the qualification of an indenture between United Auto Group, Inc. and J.P. Morgan Trust Company, National Association, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

J.P. Morgan Trust Company, National
Association

By	/s/ George N. Reaves

George N. Reaves
Vice President

Exhibit 7.	Report of Condition of the Trustee.
J. P. Morgan Trust Company, National Association
Statement of Condition
31-Dec-05

($000)
Assets
Cash and Due From Banks	25,733
Securities	215,596
Loans and Leases	135,923
Premises and Fixed Assets	6,802
Intangible Assets	349,515
Goodwill	202,094
Other Assets	47,157

Total Assets	982,820

Liabilities
Deposits	96,108
Other Liabilities	54,523

Total Liabilities	150,631

Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	130,002

Total Equity Capital	832,189

Total Liabilities and Equity Capital	982,820

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